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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated October 23, 2003, accompanying the consolidated financial statements and schedule of the Structured Finance Business of Arbor Commercial Mortgage, LLC and Subsidiaries and our report dated February 2, 2001, accompanying the financial statements of Mezzobridge Funding LLC contained in Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-110472) of Arbor Realty Trust, Inc. We consent to the use of the aforementioned reports in the Registration Statement and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

New York, New York
February 2,2004